Exhibit 99

April 2009

Cabela's Credit Card Master Note Trust		CABMT 05-1	CABMT 06-3	CABMT 08-1	CABMT 08-4
Deal Size		$250M	$500M	$500M	$200M
Expected Maturity		10/15/2010	10/17/2011	12/15/2010	9/15/2011

Portfolio Yield		20.17%	20.17%	20.17%	20.17%
LESS: Base Rate		5.28%	5.13%	6.53%	8.46%
Gross Charge-offs		4.80%	4.80%	4.80%	4.80%

Excess Spread:	Apr-09	10.09%	10.24%	8.84%	6.91%
	Mar-09	10.59%	10.74%	9.38%	7.42%
	Feb-09	9.90%	10.05%	8.69%	6.88%

3 Month Average Excess Spread		10.19%	10.34%	8.97%	7.07%

Delinquencies	30 to 59 days	0.65%	0.65%	0.65%	0.65%
	60 to 89 days	0.51%	0.51%	0.51%	0.51%
	90+ days	0.53%	0.53%	0.53%	0.53%
	Total	1.69%	1.69%	1.69%	1.69%

Principal Payment Rate		37.79%	37.79%	37.79%	37.79%

Back to Form 8-K